UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 8, 2016 (August 3, 2016)

Patheon N.V.
(Exact Name of Registrant as Specified in its Charter)

The Netherlands	2834	98-1153534
(State or Other Jurisdiction of Incorporation)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification No.)

Herengracht 483
1017BT, Amsterdam
The Netherlands
+31 (0)20 622 3243
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Eric Sherbet
General Counsel and Secretary
111 Speen St, Suite 550
Framingham, Massachusetts 01701
(508) 620-2510
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

Redemption of 8.75%/9.50% Senor PIK Toggle Notes

On August 3, 2016, the Company used the net proceeds it received from its initial public offering, which was completed on July 26, 2016, together with available cash on hand, to redeem all outstanding 8.75%/9.50% Senior PIK Toggle Notes (“Notes”) due May 2020 issued by Patheon’s indirect subsidiary, JLL/Delta Dutch Pledgeco B.V. The Notes were issued in a May 2015 private placement. The redemption price included $550.0 million in principal, 2.0% premium, and accrued and unpaid interest in the amount of $12.3 million.

A copy of the press release, dated August 4, 2016 announcing the redemption of the Notes is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Management Change

On August 8, 2016, Gilles Cottier resigned his position as President, Pharmaceutical Development Services for personal reasons.  Lukas Utiger, President, Drug Substance Services, will assume Mr. Cottier’s responsibilities for the Company’s Pharmaceutical Development Services business.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

99.1	Press release of Patheon N.V., dated as of August 4, 2016

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PATHEON N.V.

By:	/s/ Eric Sherbet
Name:	Eric Sherbet
Title:	Secretary and General Counsel

Date: August 8, 2016

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release of Patheon N.V., dated as of August 4, 2016